Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-      ) pertaining to the Red Rock Resorts, Inc. 2016 Equity Incentive Plan of our reports dated March 4, 2016, with respect to the financial statement of Red Rock Resorts, Inc. and the combined financial statements of Station Holdco LLC, included in Red Rock Resorts, Inc.’s Form S-1 (No. 333-207397) filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Las Vegas, NV

April 26, 2016